Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

Flowserve Holds 2014 Annual Meeting of Shareholders

DALLAS, May 22, 2014 — Flowserve Corp. (NYSE: FLS), a leading provider of flow control products and services for the global infrastructure markets, held its 2014 Annual Meeting of Shareholders today in Irving, Texas.

The Company announced at the annual meeting that James O. Rollans rotated off as Non-Executive Chairman of the Board. William C. Rusnack was elected by the board to serve as the new Chairman.

“The board’s governance policy calls for prudent rotation of the Non-Executive Chairman position and board committee chairs in order to better serve shareholder interests. I am proud of what the company has accomplished during my tenure as Chairman, and I believe Flowserve is well-positioned for the future,” said Rollans, who will remain on the board of directors.

Concerning the official business of the meeting, the company announced that its shareholders re-elected Gayla J. Delly, Rick J. Mills, Charles M. Rampacek, William C. Rusnack, John R. Friedery, Joe E. Harlan and Leif E. Darner to the company’s board of directors, each to serve an annual term expiring at the 2015 Annual Meeting of Shareholders. Biographies for all members of the board of directors can be found in the company’s 2014 Proxy Statement or on www.flowserve.com.

Voting results indicate that shareholders approved an advisory vote on executive compensation, voting approximately 99 percent in favor of the proposal.

Additionally, shareholders ratified the appointment of PricewaterhouseCoopers LLP as the company’s independent registered public accounting firm for 2014.

Finally, in line with the recommendation of the board of directors, shareholders rejected a shareholder proposal requesting confidential voting in uncontested proxy solicitations.

Final voting results on all agenda items will be available in a Current Report on Form 8-K to be filed by the company following certification by the company’s inspector of elections.

Flowserve Contacts

Investor Contacts:

Jay Roueche, Vice President, Investor Relations & Treasurer, (972) 443-6560

Mike Mullin, Director, Investor Relations, (972) 443-6636

Media Contacts:

Lars Rosene, Vice President, Global Communications and Public Affairs, (972) 443-6644

Amy Allen, Manager, Global Communications, (972) 443-6501

About Flowserve: Flowserve Corp. is one of the world’s leading providers of fluid motion and control products and services. Operating in more than 50 countries, the company produces engineered and industrial pumps, seals and valves as well as a range of related flow management services. More information about Flowserve can be obtained by visiting the company’s Web site at www.flowserve.com.

Safe Harbor Statement: This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Words or phrases such as, “may,” “should,” “expects,” “could,” “intends,” “plans,” “anticipates,” “estimates,” “believes,” “forecasts,” “predicts” or other similar expressions are intended to identify forward-looking statements, which include, without limitation, earnings forecasts, statements relating to our business strategy and statements of expectations, beliefs, future plans and strategies and anticipated developments concerning our industry, business, operations and financial performance and condition.

The forward-looking statements included in this news release are based on our current expectations, projections, estimates and assumptions. These statements are only predictions, not guarantees. Such forward-looking statements are subject to numerous risks and uncertainties that are difficult to predict. These risks and uncertainties may cause actual results to differ materially from what is forecast in such forward-looking statements, and include, without limitation, the following: a portion of our bookings may not lead to completed sales, and our ability to convert bookings into revenues at acceptable profit margins; changes in the global financial markets and the availability of capital and the potential for unexpected cancellations or delays of customer orders in our reported backlog; our dependence on our customers’ ability to make required capital investment and maintenance expenditures; risks associated with cost overruns on fixed-fee projects and in taking customer orders for large complex custom engineered products; the substantial dependence of our sales on the success of the oil and gas, chemical, power generation and water management industries; the adverse impact of volatile raw materials prices on our products and operating margins; economic, political and other risks associated with our international operations, including military actions or trade embargoes that could affect customer markets, particularly Russian and Middle Eastern markets and global oil and gas producers, and non-compliance with U.S. export/re-export control, foreign corrupt practice laws, economic sanctions and import laws and regulations; our exposure to fluctuations in foreign currency exchange rates, including in hyperinflationary countries such as Venezuela; our furnishing of products and services to nuclear power plant facilities and other critical processes; potential adverse consequences resulting from litigation to which we are a party, such as litigation involving asbestos-containing material claims; a foreign government investigation regarding our participation in the United Nations Oil-for-Food Program; expectations regarding acquisitions and the integration of acquired businesses; our relative geographical profitability and its impact on our utilization of deferred tax assets, including foreign tax credits; the potential adverse impact of an impairment in the carrying value of goodwill or other intangible assets; our dependence upon third-party suppliers whose failure to perform timely could adversely affect our business operations; the highly competitive nature of the markets in which we operate; environmental compliance costs and liabilities; potential work stoppages and other labor matters; our inability to protect our intellectual property in the U.S., as well as in foreign countries; obligations under our defined benefit pension plans; and other factors described from time to time in our filings with the Securities and Exchange Commission.

All forward-looking statements included in this news release are based on information available to us on the date hereof, and we assume no obligation to update any forward-looking statement.

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